EXHIBIT 23.1


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration
Statement of Glenayre Technologies, Inc. on Form S-8 of our reports dated February 3, 1995, appearing and incorporated by reference in the Annual Report on Form 10-K of Glenayre Technologies, Inc. for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP
Charlotte, North Carolina

May 28, 1996

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